                                                                   EXHIBIT 99.11

INDEPENDENT AUDITOR'S CONSENT

Merrill Lynch Massachusetts Municipal Bond Fund of
Merrill Lynch Multi-State Municipal Series Trust:

We consent to the use in Post-Effective Amendment No. 5 to Registration Statement No. 33-35987 of our report dated September 8, 1995 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.


DELOITTE & TOUCHE LLP
Princeton, New Jersey
October 27, 1995